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                                                                      Exhibit 11
                       Universal Hospital Services, Inc.

                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)

                                                  Year ended December 31,
                                          --------------------------------------
                                             1996         1995          1994
                                             ----         ----          ----
Primary:
  Net income                              $  932,373    $2,750,472   $1,996,943
                                          ==========    ==========   ==========
  Weighted average number of common
   shares outstanding during this
   period                                  5,419,749     5,427,980    5,429,198

  Add common equivalent shares relating
   to outstanding options to purchase
   common stock using the treasury
   stock method                               74,761        74,278       19,918
                                          ----------    ----------   ----------

   Weighted average number of common
    and common equivalent shares
    outstanding                            5,494,510     5,502,258    5,449,116
                                          ==========    ==========   ==========

  Primary net earnings per common
   share                                  $     0.17    $     0.50   $     0.37
                                          ==========    ==========   ==========

Fully Diluted:

  Net income                              $  932,373    $2,750,472   $1,996,943
                                          ==========    ==========   ==========

  Weighted average number of common
   shares outstanding during this
   period                                  5,419,749     5,427,980    5,429,198

  Add common equivalent shares
   relating to outstanding options
   to purchase common stock using
   the treasury stock method                  74,761        74,278       19,918
                                          ----------    ----------   ----------

  Weighted average number of common
   and common equivalent shares
   outstanding                             5,494,510     5,502,258    5,449,116
                                          ==========    ==========   ==========

  Fully diluted net earnings per
   common share                           $     0.17    $     0.50   $     0.37
                                          ==========    ==========   ==========